File No. 001-10581

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 AMENDMENT NO. 1
                                       ON
                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          Bentley Pharmaceuticals, Inc.
             -------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

          Florida                                              59-1513162
   ----------------------                                    -----------------
  (State of Incorporation                                    (I.R.S. Employer
     or Organization)                                       Identification No.)


4830 West Kennedy Boulevard, One Urban Centre, Suite 550, Tampa, Florida   33609
--------------------------------------------------------------------------------
   (Address of principal executive offices)                           (Zip Code)

If this Form relates to the registration     If this Form relates to the registration
of  a  class of debt securities  and  is     of  a  class  of  debt securities and is
effective  upon   filing   pursuant   to     to become effective simultaneously  with
General Instruction A(c)(1) please check     the effectiveness of a concurrent regis-
the following  box. [ ]                      tration  statement  under the Securities
                                             Act  of   1933   pursuant   to   General
                                             Instruction A(c)(2),  please  check  the
                                             following box. [ ]


Securities to be registered pursuant to Section 12(b) of the Act:


Title of Each Class               Name of Each Exchange on Which
to be so Registered               Each Class is to be Registered

Common Stock                      American Stock Exchange/Pacific Stock Exchange
-------------------               ----------------------------------------------


Securities to be registered pursuant to Section 12(g) of the Act:  None.

Item 1.      Description of Registrant's Securities to be Registered.

             Information required by this Item 1 relating to the Registrant's Common Stock is incorporated by reference to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (File No. 33-65125) that was filed with the Securities and Exchange Commission on February 12, 1996, under the section captioned "Description of Securities" on page 49 of the prospectus contained therein.





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


                                    SIGNATURE

             Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   BENTLEY PHARMACEUTICALS, INC.


Date: February 28, 1996            By: /s/ Michael D. Price
                                      ---------------------
                                      Michael D. Price
                                      Vice President and Chief Financial Officer





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